UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Lee Fraser resigned from the board of directors (the “Board”) and Audit Committee of the Board of Planet 13 Holdings Inc. (the “Company” or “Planet 13”), and the Board appointed David Loop, age 65, to the Board and to the Audit Committee of the Board. Mr. Loop will serve in such capacities until the Company’s next annual meeting of stockholders or until his respective successor is elected and qualified, or until his respective earlier resignation, retirement or removal. Mr. Loop's appointment remains subject to regulatory background investigations. Mr. Fraser’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Mr. Fraser will continue to serve as the Company's Chief Administrative Officer.

Mr. Loop was appointed to the Board in connection with the previously reported Director Nomination Agreement by and between the Company and Loop’s Dispensaries, LLC (“Dispensaries”) pursuant to which, in connection with the Company’s acquisition of all of the membership interests in VidaCann LLC (“VidaCann”) on May 10, 2024 (“Closing Date”), Dispensaries had the right to nominate one director to the Board on June 12, 2024, the next business day following the Company’s 2024 annual meeting of stockholders. Dispensaries’ board nomination right is effective for a period of one year from the date of Mr. Loop’s appointment to the Board.

Mr. Loop is the Co-President of Florida Operations of the Company. Since Mr. Loop is an employee director, he will not receive any director compensation for his service on the Board or Audit Committee.

VidaCann entered into an agreement of lease with Loop’s Nursery & Greenhouses, Inc.  (“Nursery”) and Family Trust Created under the Ruth F. Loop Revocable Trust dated November 1, 1991 (“Loop Family Trust”) as landlords, effective on August 25, 2023 and a term ending on December 31, 2029 for a cultivation and production facility located at 4842 Race Track Road and 4844 Race Track Road, St. John’s County, Florida.  The lease governs use of approximately 165 acres and incorporates the use and maintenance of several greenhouse buildings.  The rent for the initial term is US$150,000 per month.  VidaCann has the right to extend the term for two additional terms of five years each.  The rent for the first renewal term is US$157,500 per month and the rent for the second renewal term is US$165,375 per month. David Loop is the President of Nursery and his trust, the David Loop Irrevocable Trust, holds 15% of the equity ownership in Nursery. Mr. Loop is also a beneficiary of the Family Trust.

Other than as described herein and in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2024, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Loop and the Company. Mr. Loop does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer.

Item 7.01	Regulation FD Disclosure.

On June 12, 2024, the Company issued a press release announcing the appointment of David Loop to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 12, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: June 18, 2024	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: June 18, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer

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